UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street
Norwich, New York 13815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, following the Annual Meeting of Stockholders of NBT Bancorp Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed David J. Nasca to the Board. In addition, on May 20, 2025, Mr. Nasca was appointed to the Board of Directors of NBT Bank.

Mr. Nasca will hold office as a director of the Board until the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), and will be nominated by the Board to stand for re-election at the 2026 Annual Meeting.

Mr. Nasca will not be serving on any committees of the Board.

There have been no transactions and there are no proposed transactions involving Mr. Nasca that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2025, the Company held the Annual Meeting at which (i) directors were elected, (ii) the compensation of the Company’s named executive officers was approved in a non-binding, advisory vote and (iii) the appointment of KPMG LLP (“KMPG”), the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2025 was ratified. The proposals are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2025. The final results for the votes regarding each proposal are set forth below.

Election of Directors

The following persons were duly elected as directors of the Company until the 2026 Annual Meeting of Stockholders or until their success are duly elected and qualified: Martin A. Dietrich, John H. Watt, Jr., Scott A. Kingsley, Johanna R. Ames, J. David Brown, Richard J. Cantele, Jr., Timothy E. Delaney, Heidi M. Hoeller, Andrew S. Kowalczyk, III, V. Daniel Robinson, II and Matthew J. Salanger. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Martin A. Dietrich	31,094,902	604,640	87,103	6,340,124
John H. Watt, Jr.	31,203,015	516,450	67,180	6,340,124
Scott A. Kingsley	31,311,541	385,015	90,089	6,340,124
Johanna R. Ames	31,251,781	478,999	55,865	6,340,124
J. David Brown	31,545,831	156,032	84,782	6,340,124
Richard J. Cantele, Jr.	31,186,419	540,677	59,549	6,340,124
Timothy E. Delaney	31,057,572	638,970	90,103	6,340,124
Heidi M. Hoeller	31,547,207	156,608	82,830	6,340,124
Andrew S. Kowalczyk, III	31,045,745	652,893	88,007	6,340,124
V. Daniel Robinson, II	30,459,983	1,237,191	89,471	6,340,124
Matthew J. Salanger	31,041,686	650,020	94,939	6,340,124

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s stockholders voted on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,615,077	965,115	206,453	6,340,124

Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
37,584,662	507,294	34,813

Item 7.01.	Regulation FD Disclosure.

On May 20, 2025, NBT approved a second-quarter 2025 cash dividend of $0.34 per share. The dividend will be paid on June 16, 2025 to shareholders of record on June 2, 2025. That press release is furnished as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

On May 20, 2025, the Board appointed Heidi M. Hoeller as Chair of the Audit Committee to succeed Lowell A. Seifter after his retirement from the Board, which was effective on the same date.

Also on May 20, 2025, the Board appointed Matthew J. Salanger as Lead Director to succeed Jack H. Webb after his retirement from the Board, which was effective on the same date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of NBT Bancorp Inc., dated May 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: May 20, 2025	By:	/s/ Annette L. Burns
Annette L. Burns
Executive Vice President and Chief Financial Officer